Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER OF
HLTH CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report of HLTH Corporation (“HLTH”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark D. Funston, Executive Vice President and Chief Financial Officer of HLTH, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HLTH.

Dated: August 9, 2007	/s/ Mark D. Funston
Mark D. Funston
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished to accompany HLTH’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of HLTH that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to HLTH and will be retained by HLTH and furnished to the Securities and Exchange Commission or its staff upon request.